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                                 United States
                      Securities and Exchange Commission


                  Proxy Statement Pursuant to Section 14(a)


                   Under the Securities Exchange Act of 1934
                              (Amendment No.___)*

Filed by the Registrant: [_]    Filed by a Party Other than the Registrant: [_]

Check the appropriate box:

[_]  Preliminary proxy statement      [_]  Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(a)(2))
[ ]  Definitive proxy statement

[X]  Definitive additional materials  [_]  Soliciting material pursuant to Rule
                                           14a-11(c) or Rule 14a-12


                        StateFed Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                           Krause Gentle Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to exchange act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, schedule, or registration statement no.:

     -------------------------------------------------------------------------


     (3) Filing party:

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     (4) Date filed:

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[LOGO OF WAK]
-------------------------------------------------------------------------------
W.A. Krause
President & CEO

                                October 6, 2000

To:  Holders of StateFed Financial Corporation Stock


Dear Fellow Stockholders:

     Like you, Krause Gentle Corporation ("Krause Gentle") has invested in shares of common stock of StateFed Financial Corporation ("StateFed"). At the time of Krause Gentle's purchase of those shares it was believed that the value of StateFed's shares would grow in value much like the shares of stock of other savings and loans that went public during the 1990s. Unfortunately, this was not to be the case.

     The shares of stock of StateFed have underperformed in the market and all of our investments in StateFed have been disappointing. Indeed, StateFed shares have substantially underperformed when compared to the Dow Industrial Average, the Standard and Poor's 500, the NASDAQ Bank Index and the SNL Thrift Index.

     Krause Gentle has been concerned about its investment in StateFed shares and we think you should be too.

     In an effort to maximize shareholder value for all shareholders, Krause Gentle has attempted to negotiate the purchase of StateFed but has met with resistance from StateFed's management at all turns.

     In May of 1999, Krause Gentle extended an offer to StateFed to purchase all issued and outstanding shares of its stock for $13.75. At the time, StateFed shares were trading in the market for between $10.00 to 11.00 per share, or 20% to 27% below the offer made by Krause Gentle. This offer was rejected by StateFed's management, which countered with a proposal to buy back Krause Gentle's shares for $11.00 per share. Today, over a year after we made our offer, StateFed trades at just $10.00.

     Despite StateFed's management's encouraging words to shareholders about the bright future for the value of StateFed shares, the market price for shares continued to languish.

     Not willing to accept StateFed's empty promises, Krause Gentle decided to seek representation on StateFed's Board of Directors. In June of this year, Krause Gentle submitted nominations for individuals to run against incumbent StateFed directors who are up for reelection at StateFed's annual shareholder meeting currently scheduled for October 25, 2000. Some three weeks after the nominations were submitted, StateFed management rejected the nominations claiming that the nominations did not comply with relevant provisions of StateFed's bylaws. However, StateFed management refused to tell Krause Gentle specifically why the nominations were infirm. Pressing on, Krause Gentle resubmitted its nominations and received the exact same reply from StateFed management, again with no explanation specifically why the nominations did not comply with the bylaws.

     Krause Gentle believed all along that its nominations were proper and complied in every aspect with the bylaws and decided to go forth with its nominations. Just recently, Krause Gentle was informed by StateFed that it would no longer be challenging the validity of Krause Gentle's nominations. We feel

                           Krause Gentle Corporation
            6400 Westown Parkway - West Des Moines, Iowa 50266-9857 this is indicative of the way the board of directors is unresponsive to the needs of the shareholders, the true owners of the company. The company forced us to hire a squadron of lawyers before the company agreed to allow shareholders the opportunity to vote for an alternative slate of directors at this year's annual meeting.

     We have nominated Kyle J. Krause and Dennis N. Folden to serve on the board of directors of the company in opposition to the incumbent directors. If elected, our nominees will encourage the Board of Directors to actively seek and evaluate acquisition proposals

     Krause Gentle encourages you to attend the annual meeting of StateFed shareholders and share any concerns that you may have about stockholder value of StateFed, just as Krause Gentle intends to do.

     Thank you for your attention to this matter and we look forward to seeing you at the annual meeting.

                                   Sincerely,



                                   W.A. Krause
                                   President, Krause Gentle Corporation


                       YOUR VOTE IS EXTREMELY IMPORTANT

1. Please SIGN, MARK, DATE and MAIL your BLUE proxy card in the enclosed postage-paid envelope. If you wish to vote for our Nominees, you must submit the enclosed BLUE proxy card and must NOT submit management's proxy card.

2. If you have already voted for the current Board, you have every legal right to change your mind and vote FOR our Nominees on the BLUE proxy card. Only your latest dated proxy card will count.

3. If your shares are held for you by a bank, brokerage firm or other nominee, only your bank, broker or nominee can vote your shares and only after receiving your instructions. Please sign, date and return the enclosed BLUE proxy card in the postage-paid envelope provided or call your bank, broker or nominee and instruct your representative to vote FOR our Nominees on the BLUE proxy card.

4.  Time is Short.   Please vote today!

If you have any questions or need assistance in voting your shares or in changing your vote, please contact Beacon Hill Partners, Inc. at the toll free number listed below.


                          BEACON HILL PARTNERS, INC.
                         (212) 843-8500 (call Collect)
                       or Call toll-free (800) 755-5001

                                   ATTENTION
                                   StateFed
                      Financial Corporation Shareholders



                            [Artwork Appears Here]



                             Vote for a change ...
                     so we can work together and increase
                              the stock's value.


"We are asking for the opportunity to work together to increase shareholder value. Today StateFed is trading below book value ... is this acceptable?"

                                                Dennis N. Folden
                                                Executive Vice President
                                                Krause Gentle Corporation


"We want a fresh, new approach to the current StateFed style of banking. Our main objective is to enhance this stock's value."

                                                Kyle J. Krause
                                                Chief Operating Officer
                                                Krause Gentle Corporation


                       MAIL YOUR BLUE PROXY CARD TODAY!

                       YOUR VOTE is EXTREMELY IMPORTANT!

1. Please SIGN, MARK, DATE and MAIL the BLUE proxy card that you will receive in the mail. If you wish to vote for our nominees, you must submit the BLUE proxy card and must NOT submit management's proxy card.

2. If you have already voted for the current Board, you have every legal right to change your mind and vote for our nominees on the BLUE proxy card. Only your latest dated proxy card will count.

3. If your shares are held for you by a bank, brokerage firm or other nominee, only your bank, broker or nominee can vote your shares and only after receiving your instructions. Please sign, date and return the BLUE proxy card or call your bank, broker or nominee and instruct your representative to vote for our nominees on the BLUE proxy card.

4. Time is short! Mail your BLUE proxy card by October 20, 2000 to ensure delivery by October 25th. Please vote today!!

If you have any questions or need assistance in voting your shares or in changing your vote, please contact Beacon Hill Partners, Inc. at the toll free number listed below.

                   BEACON HILL PARTNERS, INC.
                  (212) 843-8500 (call collect)
                         (800) 755-5001
                                                         [Artwork of Proxy Card]